Exhibit 10.26
THIRD AMENDMENT TO SECOND AMENDED AND
RESTATED FINANCING AGREEMENT
     This THIRD AMENDMENT TO SECOND AMENDED AND RESTATED FINANCING AGREEMENT (this “Amendment”) is entered into as of February 8, 2008, by and among BIG 5 CORP., a Delaware corporation (hereinafter referred to as “Big 5”), BIG 5 SERVICES CORP., a Virginia corporation (hereinafter referred to as “Big 5 Services”; and, together with Big 5, collectively, the “Companies”, and each individually a “Company”), the Lenders party hereto and THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, as agent for the Lenders (in such capacity, the “Agent”).
RECITALS:
     A. The Companies, the Lenders, and Agent have previously entered into that certain Second Amended and Restated Financing Agreement dated as of December 15, 2004 (as amended, restated or otherwise modified from time to time, the “Financing Agreement”).
     B. The Companies, the Required Lenders, and Agent have agreed to amend the Financing Agreement on the terms and subject to the conditions set forth below.
AGREEMENTS:
     Accordingly, in consideration of the premises and the mutual covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Definitions Incorporated. Initially capitalized terms used but not defined in this Amendment have the respective meanings set forth in the Financing Agreement.
     2. Amendments to Financing Agreement. The Financing Agreement is hereby amended as follows:
     (a) Amended and Restated Definitions. Each of the following definitions set forth in Section 1 of the Financing Agreement is hereby amended and restated in their entirety to read as follows:
     Availability Reserve shall mean at any time of determination an amount equal to the sum of: (a) the then undrawn amount of all outstanding Letters of Credit, (b) the amount of all past due sales taxes due any state, and (c) the amount of any reserve which the Agent may establish from time to time pursuant to the express terms of this Financing Agreement, including, without limitation, reserves in an amount equal to all or a portion of any tax liens outstanding at any time, including for all interest and penalties thereon as described in Section 6.6.
     Fixed Charge Coverage Ratio shall mean, for the twelve (12) month period then ending, the ratio determined by dividing EBITDA by the sum of: (i) Capital Expenditures, (ii) Interest Expense, (iii) scheduled amortization of any

Indebtedness of the Companies, (iv) all federal, state and local income tax expenses paid or accrued, and (v) payments of dividends and distributions in respect of the capital stock of the Companies (without duplication of the items set forth in the foregoing clause (iv)); provided however, any such payments up to $25,000,000 of dividends and distributions that were used by the Parent to repurchase, acquire or redeem its issued and outstanding capital stock during its fiscal years ending December 2007 and December 2008 shall not be included in calculating the amount under this clause (v).
     (b) New Definition. The following definition is hereby added to Section 1 of the Financing Agreement in proper alphabetical order:
     Gross Availability shall mean at any time of determination, the Borrowing Base, less the sum of: (x) the outstanding aggregate amount of all Obligations (excluding all Obligations in respect of the outstanding amounts of any Letters of Credit and outstanding principal amount of the Term Loan) and (y) the Availability Reserve.
     (c) Section 6.2. The following is hereby added to the end of Section 6.2 of the Financing Agreement:
Each Company further agrees to use its best efforts to promptly obtain waivers in favor of the Agent from its landlords and warehouse operators, in form and substance satisfactory to the Agent.
     (d) Section 6.12. Section 6.12 of the Financing Agreement is hereby amended and restated to read in its entirety as follows:
     6.12. Until termination of the Financing Agreement and payment and satisfaction in full of all Obligations hereunder, Big 5 and its Subsidiaries, on a consolidated basis, shall maintain at the end of each fiscal quarter during which the average daily Gross Availability is less than $40,000,000, a Fixed Charge Coverage Ratio of not less than 1.0 to 1.0.
     (e) Section 13.7. The following is hereby added to the end of Section 13.7 of the Financing Agreement:
     The parties to this Financing Agreement prefer that any dispute between or among them be resolved in litigation subject to the jury trial waiver as set forth above in this Section 13.7. If a pre-dispute jury trial waiver of the type provided for in this Section 13.7 is unenforceable in litigation to resolve any dispute, claim, cause of action or controversy under this Financing Agreement or any other Financing Document (each, a “Claim”) in the venue where the Claim is being brought pursuant to the terms of this Financing Agreement, then, upon the written request of any party, such Claim, including any and all questions of law or fact relating thereto, shall be determined exclusively by a judicial reference
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AND RESTATED FINANCING AGREEMENT

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proceeding. Except as otherwise provided in this Section 13.7, venue for any such reference proceeding shall be in the state or federal court in the County or District where venue is appropriate under applicable law (the “Court”). The parties shall select a single neutral referee, who shall be a retired state or federal judge. If the parties cannot agree upon a referee within 15 days, the Court shall appoint the referee. The referee shall report a statement of decision to the Court. Notwithstanding the foregoing, nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral or obtain provisional remedies (including without limitation, requests for temporary restraining orders, preliminary injunctions, writs of possession, writs of attachment, appointment of a receiver, or any orders that a court may issue to preserve the status quo, to prevent irreparable injury or to allow a party to enforce its liens and security interests). The parties shall bear the fees and expenses of the referee equally unless the referee orders otherwise. The referee also shall determine all issues relating to the applicability, interpretation, and enforceability of this Section 13.7. The parties acknowledge that any Claim determined by reference pursuant to this Section 13.7 shall not be adjudicated by a jury.
     3. Conditions Precedent. The obligations of Agent and of the Lenders hereunder will be effective only upon satisfaction of each of the following conditions precedent, each in a manner in form and substance acceptable to Agent:
     (a) Receipt by Agent of this Amendment, duly executed by the Companies, the Parent and the Required Lenders;
     (b) No Defaults or Events of Default shall have occurred or be continuing and there shall not have been any material adverse change in the financial condition, business, prospects, profitability, assets or operations of the Companies; and
     (c) Agent shall have received such other documents, certificates, opinions, and information that Agent shall require, each in form and substance satisfactory to Agent in its sole discretion.
     4. Companies’ Representations and Warranties. To induce Agent and the Lenders to enter into this Amendment, each of the Companies hereby represents and warrants to Agent and each of the Lenders as of the date hereof as follows:
     (a) This Amendment has been duly executed and delivered by such Company, constitutes a legal and valid binding obligation of such Company enforceable against such Company in accordance with its terms and has been duly authorized by all necessary corporate action.
     (b) The representations and warranties contained in the Financing Agreement are, both before and after giving effect to this Amendment, true and correct in all material respects except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case each such representation and
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AND RESTATED FINANCING AGREEMENT

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warranty is true and correct as of such specific date, and no Default or Event of Default has occurred and is continuing.
     5. Documentation Fee. In accordance with Section 7.6 of the Financing Agreement, the Companies hereby agree to pay to the Agent for its sole account, a Documentation Fee with respect to this Amendment in the amount of $10,000, which fee shall be due and payable by the Companies, fully earned by the Agent and charged to the Companies’ revolving loan account as of the date hereof.
     6. Reaffirmation. Except as specifically modified by this Amendment, the Financing Agreement and the other Financing Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified, reaffirmed and confirmed by the Companies.
     7. Failure to Comply. Any failure to comply with the terms and conditions of this Amendment will constitute an Event of Default under the Financing Agreement.
     8. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of a signed counterpart of this Amendment by facsimile or electronic file image is as effective as delivery of an original, ink-signed counterpart.
     9. Governing Law; Successors and Assigns. The validity, interpretation and enforcement of this Amendment shall be governed by the laws of the State of California. This Amendment shall be binding upon and shall inure to the benefit of the Companies, the Lenders, the Agent, and their respective successors and assigns.
     10. Waiver of Jury Trial. Each of the Companies, Agent and the Lenders hereby waives any right to a trial by jury in any action or proceeding arising out of or relating to this Amendment or the transactions contemplated hereunder.
     11. Judicial Reference. The parties to this Amendment prefer that any dispute between or among them be resolved in litigation subject to a jury trial waiver as set forth in Section 10 above and in Section 13.7 of the Financing Agreement. If a pre-dispute jury trial waiver of the type provided for in Section 10 above and in Section 13.7 of the Financing Agreement is unenforceable in litigation to resolve any dispute, claim, cause of action or controversy under this Amendment, the Financing Agreement or any other Financing Document (each, a “Claim”) in the venue where the Claim is being brought pursuant to the terms of the Financing Agreement (as amended hereby), then, upon the written request of any party, such Claim, including any and all questions of law or fact relating thereto, shall be determined exclusively by a judicial reference proceeding. Except as otherwise provided in Section 13.7 of the Financing Agreement, venue for any such reference proceeding shall be in the state or federal court in the County or District where venue is appropriate under applicable law (the “Court”). The parties shall select a single neutral referee, who shall be a retired state or federal judge. If the parties cannot agree upon a referee within 15 days, the Court shall appoint the referee. The referee shall report a statement of decision to the Court. Notwithstanding the foregoing, nothing
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AND RESTATED FINANCING AGREEMENT

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in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral or obtain provisional remedies (including without limitation, requests for temporary restraining orders, preliminary injunctions, writs of possession, writs of attachment, appointment of a receiver, or any orders that a court may issue to preserve the status quo, to prevent irreparable injury or to allow a party to enforce its liens and security interests). The parties shall bear the fees and expenses of the referee equally unless the referee orders otherwise. The referee also shall determine all issues relating to the applicability, interpretation, and enforceability of this Section 11. The parties acknowledge that any Claim determined by reference pursuant to this Section 11 shall not be adjudicated by a jury.
     12. Attorneys’ Fees; Costs. The Company agrees to pay, on demand, all attorneys’ fees and costs incurred in connection with the negotiation, documentation and execution of this Amendment. Except as expressly provided by Section 11 above to the contrary in connection with a judicial referee, if any legal action or proceeding shall be commenced at any time by any party to this Amendment in connection with its interpretation or enforcement, the prevailing party or parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys’ fees and costs in connection therewith, in addition to all other relief to which the prevailing party or parties may be entitled.
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THIRD AMENDMENT TO SECOND AMENDED
AND RESTATED FINANCING AGREEMENT

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

BIG 5 CORP., a Delaware corporation

By:	/s/ Barry D. Emerson

Name:	Barry D. Emerson

Title:	Senior Vice President and

Chief Financial Officer

BIG 5 SERVICES CORP., a Virginia corporation

By:	/s/ Barry D. Emerson

Name:	Barry D. Emerson

Title:	Senior Vice President and

Chief Financial Officer
THIRD AMENDMENT TO SECOND AMENDED
AND RESTATED FINANCING AGREEMENT — Signature Pages

THE CIT GROUP/BUSINESS CREDIT, INC., (as a Lender and as Agent)
By:	/s/ Adrian Avalos
	Name:	Adrian Avalos
	Title:	Vice President

THIRD AMENDMENT TO SECOND AMENDED
AND RESTATED FINANCING AGREEMENT — Signature Pages

BANK OF AMERICA, N.A., (as a Lender)
By:	/s/ Stephen King
	Name:	Stephen King
	Title:	Senior Vice President

THIRD AMENDMENT TO SECOND AMENDED
AND RESTATED FINANCING AGREEMENT — Signature Pages

PNC BANK, NATIONAL ASSOCIATION (as a Lender)
By:	/s/ Sandra Shakenyon
	Name:	Sandra Shakenyon
	Title:	Vice President

THIRD AMENDMENT TO SECOND AMENDED
AND RESTATED FINANCING AGREEMENT — Signature Pages

GE BUSINESS CAPITAL CORPORATION f/k/a Transamerica Business Capital Corporation (as a Lender)
By:	/s/ Rebecca A. Ford
	Name:	Rebecca A. Ford
	Title:	Authorized Signatory

THIRD AMENDMENT TO SECOND AMENDED
AND RESTATED FINANCING AGREEMENT — Signature Pages

The undersigned hereby consents to and acknowledges the terms and conditions of the foregoing Amendment and agrees that its Guaranty and each other document executed by it in favor of Agent and the Lenders remains in full force and effect.

BIG 5 SPORTING GOODS CORPORATION, a Delaware corporation

By:	/s/ Barry D. Emerson

Name:	Barry D. Emerson

Title:	Senior Vice President and

Chief Financial Officer
THIRD AMENDMENT TO SECOND AMENDED
AND RESTATED FINANCING AGREEMENT — Signature Pages